                                                            EXHIBIT 3(E)



                         REGISTRATION RIGHTS AGREEMENT


                                    BETWEEN


                       BRUNSWICK BIOMEDICAL CORPORATION


                                      AND


                          INTERNATIONALE NEDERLANDEN
                          (U.S.) CAPITAL CORPORATION



                          DATED AS OF APRIL 15, 1996

                                 TABLE OF CONTENTS
                                 -----------------


                                                                                                 PAGE
                                                                                                 ----
RECITALS                                                                                           1

Section 1.  Definitions                                                                            1

               (a)  Defined Terms                                                                  1
               (b)  Cross-References                                                               3

Section 2.  Registration of Securities                                                             3

               (a)  Registration by the Company                                                    3
               (b)  Registration at Holder's Request                                               4
               (c)  Registration Generally                                                         6

Section 3.  Registration Expenses                                                                 11

Section 4.  Conditions to Registration                                                            12

Section 5.  Indemnification                                                                       13

               (a)  Indemnification by the Company                                                13
               (b)  Indemnification by Holders of Warrant Securities                              14
               (c)  Procedure                                                                     14
               (d)  Contribution                                                                  14

Section 6.  Exchange Act Registration; Rule 144 Reporting                                         16

Section 7.  Limitation on Registration Rights of Others                                           17

Section 8.  Mergers, etc.                                                                         17

Section 9.  Notices, etc.                                                                         18

Section 10.  Entire Agreement                                                                     18

Section 11.  Waivers and Further Agreements                                                       18

Section 12.  Amendments                                                                           18

Section 13.  Assignment; Successors and Assigns                                                   19

Section 14.  Severability                                                                         19

                                                                                                 PAGE
Section 15.  Counterparts                                                                         19

Section 16.  Section Headings                                                                     19

Section 17.  Gender; Usage                                                                        20

Section 18.  Governing Law                                                                        20

Section 19.  Termination                                                                          20

Section 20.  Expenses                                                                             20

Section 21.  Specific Performance                                                                 20

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and
                                               ---------
entered into as of April 15, 1996, by and between BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation ("Brunswick"), and INTERNATIONALE
                                           ---------
NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation (the

"Purchaser").
 ---------


                             W I T N E S S E T H:
                             -------------------


 RECITALS:
- ---------

     A. Simultaneously herewith, the Purchaser is entering into a Credit Agreement, dated of even date herewith, among Brunswick, the Purchaser and various other lenders that may become parties thereto (the "Lenders") and the
                                                            -------
Purchaser in its capacity as Agent for the Lenders (the "Agent");
                                                         -----

     B. It is a condition precedent to the extensions of credit by the Purchaser to Brunswick contemplated by the Credit Agreement that Brunswick agree to issue to the Purchaser (1) Series A Warrants initially exercisable for 33,370 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") for an exercise price of $0.01 per share and (2) Series
- ---------------------
B Warrants initially exercisable for 36,298 shares of Class A Common Stock for an exercise price of $27.55 per share; and

     C. The Purchaser is unwilling to extend credit to Brunswick pursuant to the Credit Agreement or to purchase the Warrants pursuant to the Warrant Agreement unless it receives the assurances set forth in this Agreement; and

     D. Brunswick and the Purchaser desire to set forth certain understandings with respect to the Warrants;

     NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and to induce the Purchaser to proceed with the transactions contemplated by the Warrant Agreement and the Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.  Definitions
                 -----------

          (a)  Defined Terms.  The following terms (whether or not underscored)
               -------------
when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Agreement" means this Registration Rights Agreement as in effect on the
      ---------
date hereof and as hereafter amended, supplemented, restated or otherwise modified.

     "Available Securities" is defined in Section 2(a).
      --------------------                ------------

     "Brunswick" is defined in the Preamble.
      ---------

     "Business Day" is defined in the Warrant Agreement.
      ------------

     "Class A Common Stock" is defined in Recital B.
      --------------------                ---------

     "Common Stock" is defined in the Warrant Agreement.
      ------------

     "Company" means (a) at all times prior to the Merger Consummation Date,
      -------
Brunswick, and (b) at all times on and after the Merger Consummation Date, STI.

     "Credit Agreement" is defined in the Warrant Agreement.
      ----------------

     "Estate Warrant" means the Warrant to Purchase Shares of Common Stock of
      --------------
Brunswick Biomedical Corporation issued by Brunswick to the Estate of Dr. Stanley Sarnoff in partial payment of the Purchase Price.

     "Exchange Act" is defined in the Warrant Agreement.
      ------------

     "Holder" is defined in the Warrant Agreement; provided, however, that any
      ------                                       --------  -------
reference to a Holder of Warrant Shares shall include any Holder of Warrants exercisable for or convertible into such Warrant Shares.

     "Indemnified Person" is defined in Section 5(a).
      ------------------                ------------

     "Indemnifying Person" is defined in Section 5(c).
      -------------------                ------------

     "Initial Request" is defined in Section 2(b).
      ---------------                ------------

     "Lenders" is defined in Recital A.
      -------                ---------

     "Merger" is defined in the Warrant Agreement.
      ------

     "Merger Consummation Date" is defined in the Warrant Agreement.
      ------------------------

     "NASD" means the National Association of Securities Dealers, Inc.
      ----

     "Person" is defined in the Warrant Agreement.
      ------

     "Prospectus" means each prospectus included as part of any Registration
      ----------
Statement, as amended or supplemented, including each preliminary prospectus and all material incorporated by reference in such prospectus.

     "Purchaser" is defined in the Preamble.
      ---------

     "Registration Expenses" is defined in Section 3(c).
      ---------------------                ------------

     "Registration Request" is defined in Section 2(a)(ii).
      --------------------                ----------------

     "Registration Statement"  means any registration statement of the Company
      ----------------------
which covers Warrant Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments, including post-effective amendments, and supplements to such registration statement and Prospectus and all exhibits and all material incorporated by reference in such registration statement.

     "Required Holders" is defined in the Warrant Agreement.
      ----------------

     "Secondary Requests" is defined in Section 2(b).
      ------------------                ------------

     "Securities Act"  is defined in the Warrant Agreement.
      --------------

     "SEC" is defined in the Warrant Agreement.
      ---

     "Specified Registrable Securities" is defined in Section 2(a)(ii).
      --------------------------------                ----------------

     "STI" means Survival Technology, Inc., a Delaware corporation.
      ---

     "Stock" is defined in the Warrant Agreement.
      -----

     "Warrant Agreement" means the Warrant Purchase Agreement, dated of even
      -----------------
date herewith, by and between the Purchaser and Brunswick, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

     "Warrant Securities" is defined in the Warrant Agreement.
      ------------------

     "Warrant Shares" is defined in the Warrant Agreement.
      --------------

     "Warrants" is defined in the Warrant Agreement.
      --------

          (b)  Cross-References.  Unless otherwise specified, references in this
               ----------------
Agreement to any Article, Section, Recital or Preamble are references to such Article, Section, Recital or Preamble of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

     Section 2.  Registration of Securities.
                 --------------------------

          (a)  Registration by the Company.  If at any time or from time to time
               ---------------------------
the Company shall propose to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on Form S-1, S-2 or S-3 (or on any other Form for the general registration of securities) with respect to any class of equity securities (or any class of securities convertible into or exchangeable or exercisable for such equity securities), other than a registration relating solely to a Rule 145 transaction, a registration of shares to be issued pursuant to an employee benefit plan or a registration on Form S-3 relating solely to a dividend reinvestment plan, the Company shall in each case:

          (i)    promptly give written notice to each Holder at least thirty
     (30) days before the anticipated filing date, indicating the proposed offering price and describing the plan of distribution;

          (ii) include in such registration (and any related qualification under blue sky or other state securities laws or other compliance) for the sale by the Holders and, at the request of any Holder, in any underwriting involved therein, all the Warrant Shares specified by any Holder or Holders (the "Specified Registrable Securities") in a written request (the
           --------------------------------
     "Registration Request") made within twenty (20) days after receipt of such
     ---------------------
     written notice from the Company, specifying the number or amount of Specified Registrable Securities; and

          (iii) use its best efforts to cause the managing underwriter(s) of such proposed underwritten offering to permit the Specified Registrable Securities to be included in the Registration Statement for such offering on the same terms and conditions as any similar securities of the Company included therein.

     If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders. In such event, the right of any Holder to include Specified Registrable Securities in such registration pursuant to this Section 2(a) shall
                                                             ------------
be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Specified Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the managing underwriter(s) of such offering advise(s) the Holders of Specified Registrable Securities in writing that marketing considerations require a limitation on the securities to be included in any Registration Statement filed under this Section 2(a) to a certain number of
                                        ------------
shares (the "Available Securities"), then (i) if such registration is the first
             --------------------
registered offering of the Company's securities to the public (including the first such registration of STI following the Merger Consummation Date), the Company shall in such case be obligated to such Holders only with respect to such number of Available Securities, and (ii) if such registration is other than such first registered offering, Specified Registrable Securities, together with securities of all other selling shareholders to be included in such registration, shall be not less than fifty percent (50%) of the securities included in such registration (based on aggregate market values); provided,
                                                                  --------
however, that in either case the number of Specified Registrable Securities
- -------
shall not be reduced unless all other holders of securities of the Company (other than securities being registered pursuant to rights granted under the Estate Warrant) are first entirely excluded from such registration and underwriting. The limitation on the number of Specified Registrable Securities will be imposed pro rata (based upon the ratio of the number of shares of
                --- ----
Specified Registrable Securities which the managing underwriter(s) propose to include at the anticipated offering price to the number of Specified Registrable Securities owned by each Holder) among all Holders of Specified Registrable Securities.

     Notwithstanding any other provision of this Agreement to the contrary, neither the delivery of the notice by the Company nor of the Registration Request by any Holder shall in any way obligate the Company to file a Registration Statement and, notwithstanding such filing, the Company may, at any time prior to the effective date thereof, in its sole discretion, determine not to offer the securities to which the Registration Statement relates without liability to any of the Holders, other than to pay Registration Expenses in connection with such Registration Statement. No registration of Warrant Shares effected under this Section 2(a) shall relieve the Company of its obligation to
                    ------------
effect registration of Warrant Shares upon the request of one or more Holders pursuant to Section 2(b).
            ------------

          (b)  Registration at Holder's Request.  Upon the written request
               --------------------------------
(an "Initial Request") of one or more Holders of Warrant Securities
     ---------------
constituting 40% or more of all outstanding Warrant Securities made at any time after the earlier of (i) ninety (90) days after the Merger Consummation Date, or
(ii) January 15, 1998, requesting that the Company effect the registration under the Securities Act of all or part of the Warrant Shares held by or subject to Warrants held by such Holders and specifying the intended method or methods of disposition of such Warrant Shares, the Company will give prompt (and in any case within ten (10) days) written notice of such requested registration to all Holders of Warrant Securities and thereupon will expeditiously prepare and file a Registration Statement with respect to, and use its best efforts to effect the registration under the Securities Act, of:

          (i) the Warrant Shares which the Company has been so requested to register by such Holders, for disposition in accordance with the intended method of disposition stated in such request, and

          (ii) all other Warrant Shares which the Company has been requested to register by the Holders of Warrant Securities by written request (a "Secondary Requests") delivered to the Company within twenty (20) days
      ------------------
     after the giving of such notice by the Company;

provided, however, that the Company may delay the filing of a Registration
- --------  -------
Statement with respect to such Warrant Shares for a reasonable period (not in excess of ninety (90) days if in its reasonable judgment such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or such filing in the reasonable judgment of the Company, would interfere with any pending financing, acquisition or corporate reorganization, and such information, financing, acquisition or corporate reorganization is not then otherwise required to be disclosed.

     In any case where the requesting Holders specify that the intended method of disposition is to be an underwritten offering, the underwriter(s) for such offering shall be selected, after consultation with the Company, by such Holders, and shall be reasonably acceptable to the Company, such acceptance not to be unreasonably withheld, delayed or conditioned.

     Each registration requested pursuant to this Section 2(b) shall be effected
                                                  ------------
by the filing of a Registration Statement on Form S-1, S-2 or S-3 (or on any other Form for the general registration of securities) unless the use of a different form has been agreed upon in writing by the Company and the requesting Holders; provided, however, that if the intended method of disposition by the
         --------  -------
requesting Holders is to be an underwritten offering, the Company shall use such Form of Registration Statement as is reasonably acceptable to the underwriter(s). The Company need not cause a Registration Statement filed pursuant to the provisions of this Section 2(b) to become effective under the
                                   ------------
Securities Act on more than two (2) occasions; provided, however, that the
                                               --------  -------
Company shall not be deemed to have caused a Registration Statement to be filed and to become effective under the Securities Act under this Section 2(b) unless
                                                            ------------
a Registration Statement covering all Warrant Shares requested by one or more Holders to be registered for sale in accordance with the method of disposition specified by the requesting Holders shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Warrant Shares shall have been sold pursuant thereto.

     Whenever a registration requested by one or more Holders pursuant to this
Section 2(b) is for an underwritten offering, only Warrant Shares which are to
- ------------
be distributed by the underwriters designated by such Holders may be included in such registration, without the written consent of the Required Holders. Notwithstanding the foregoing, unless the underwriter(s) of an underwritten offering object(s), the Company may include securities for offering by the Company or any other security holders in such Registration Statement, it being understood that the Company's right and such other security holders' right to inclusion shall be subordinate to, and not pari passu with, the rights of the
                                           ---- -----
Holders under this Section 2(b), provided, however, that the right of the Estate
                   ------------  --------  -------
of Dr. Stanley Sarnoff to include its securities in such offering shall be as set forth in Section 9(e) of the Estate Warrant as in effect on the Closing Date. From the date of receipt of a notice from requesting Holders pursuant to this Section 2(b) indicating that such Holders intend to sell securities in an
     ------------
underwritten offering until the completion of the period of distribution of the registration contemplated thereby (but in no event later than 60 days following effectiveness of such registration), except as provided in this paragraph, the Company will not effect any other registration of its Stock (whether for its account or that of any other security holder), other than a registration relating solely to a Rule 145 transaction, a registration of shares to be issued pursuant to an employee benefit plan or a registration on Form S-3 relating solely to a dividend reinvestment plan. The immediately preceding sentence shall apply solely to the first notice from requesting Holders pursuant to this
Section 2(b) pursuant to which (i) a Registration Statement is filed and becomes
- ------------
effective under the Securities Act, (ii) all Warrant Shares covered thereby are registered for sale in accordance with the method of dispositions specified therein and (iii) if such method of disposition is a firm commitment underwritten public offering, all such Warrant Shares are sold pursuant thereto. All Holders of Warrant Securities proposing to sell Warrant Shares in such underwritten offering shall share pro rata in the number of shares of Warrant
                                  --- ----
Shares to be included in such underwritten offering, such sharing to be based on the respective numbers of Warrant Securities owned by such Holders.

          (c)  Registration Generally.  If and when the Company shall be
               ----------------------
required by the provisions of this Section 2 to effect the registration of
                                   ---------
Warrant Shares under the Securities Act, the Company will use its best efforts to effect such registration to permit the sale of such Warrant Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

          (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of the Warrant Shares covered by such Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by such Holders and underwriters; and, with respect to any Registration

     Statement filed pursuant to the provisions of Section 2(b), the Company
                                                   ------------
     will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Required Holders of the Warrant Shares covered by such Registration Statement or the managing underwriter(s), if any, shall reasonably object;

          (ii) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder of Warrant Shares covered by such Registration Statement or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration Form utilized by the Company or as may otherwise be necessary to keep such Registration Statement effective for the applicable period; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus;

          (iii) promptly notify the selling Holders of Warrant Shares and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing,

                 (a) of the filing of the Prospectus, any Prospectus supplement and of the effectiveness of the Registration Statement and/or any post-effective amendment,

                 (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                 (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                 (d) of the Company's becoming aware at any time that the representations and warranties of the Company contemplated by paragraph (xiv)(a) below have ceased to be true and correct,

                 (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, and

                 (f) of the existence of any fact which, to the knowledge of the Company, results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any qualification referred to in paragraph (iii)(e) at the earliest possible moment;

          (v) if reasonably requested by the managing underwriter(s) or the Required Holders of Warrant Shares being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriter(s) or the Required Holders of the Warrant Shares being sold reasonably request to have included therein relating to the plan of distribution with respect to such Warrant Shares, including, without limitation, information with respect to the amount of Warrant Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Warrant Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment to the Registration Statement as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment to the Registration Statement;

          (vi) at the request of any selling Holder of Warrant Shares, furnish to such selling Holder of Warrant Shares and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (vii) deliver to each selling Holder of Warrant Shares and the managing underwriter(s), if any, without charge, as many copies of the Registration Statement, each Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, together with all documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Warrant Shares covered by such Registration Statement; the Company consents to the use of each Prospectus and any supplement thereto by each of the selling Holders of Warrant Shares and the managing underwriter(s), if any, in connection with the offering and sale of the Warrant Shares covered by each Prospectus or any supplement thereto;

          (viii) prior to any public offering of Warrant Shares, use its best efforts to register or qualify or reasonably cooperate with the selling Holders of Warrant Shares, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s) reasonably request(s) and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Warrant Shares covered by the Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service or process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

          (ix) cooperate with the selling Holders of Warrant Shares and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Warrant Shares to be sold and not bearing any legends restricting the transfer thereof; and enable such Warrant Shares to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Warrant Securities to the underwriters;

          (x) use its best efforts to cause the Warrant Shares covered by the applicable Registration Statement to be registered with or approved by such United States, state and local governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Warrant Shares;

          (xi) if any fact contemplated by paragraph (iii)(f) above shall exist, promptly notify each Holder on whose behalf Warrant Shares have been registered and prepare and furnish to such Holders a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrant Shares, neither the Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (xii) if requested by the Required Holders of the Warrant Shares covered by the Registration Statement or by the managing underwriter(s), if any, use its best efforts to cause all Warrant Shares covered by the Registration Statement to be (A) listed on each securities exchange on which securities of the same class are then listed or (B) admitted for trading in any inter-dealer quotation system on which securities of the same class are then traded;

          (xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Warrant Shares covered by the Registration Statement and provide the applicable transfer agent with printed certificates for such Warrant Shares which are in a form eligible for deposit with Depository Trust Company;

          (xiv) enter into agreements (including underwriting agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Warrant Shares and in such connection, except as otherwise provided, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (a) make such representations and warranties to the Holders selling such Warrant Shares and, in connection with any underwritten offering, to the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                  (b) use its best efforts to obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Required Holders of such Warrant Shares;

                  (c) in connection with any underwritten offering, use its best efforts to obtain so-called "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Warrant Shares and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                  (d) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification and contribution provisions and procedures of Section 5 (or such other substantially
                                       ---------
          similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section 5; and
               ---------

                  (e) deliver such documents and certificates as may reasonably be requested by the Required Holders of the Warrant Shares being sold, or the managing underwriter(s), if any, to evidence compliance with this paragraph (xiv) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

     the foregoing to be done upon each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling Holder of Warrant Shares in connection with the disposition of Warrant Shares pursuant to such Registration Statement, all in a manner consistent with customary industry practice;

          (xv) upon execution and delivery of such confidentiality agreements as the Company may reasonably request, make available to the Holders of the Warrant Shares being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the registration for purposes of satisfying any diligence obligations such Persons may have, at such time or times as the Person requesting such information shall reasonably determine;

          (xvi) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, as soon as practicable, but in no event later than ninety
     (90) days after the end of the 12 calendar month period commencing after the effective date of the Registration Statement;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
     NASD); and

          (xviii) prior to the filing of any document which is being prepared for incorporation by reference into the Registration Statement or the Prospectus, upon receipt of such confidentiality agreements as the Company may reasonably request, provide copies of such document to counsel to the selling Holders of Warrant Shares, and to the managing underwriter(s), if any, and make the Company's representatives available for discussion of such document.

Each Holder agrees, if requested by the Company and an underwriter of Warrant Shares (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Warrant Shares (or other securities) of the Company held by it during the 180-day period following the effective date of a registration statement of the Company filed under the Act, provided that (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering (which shall include the first such registration statement of STI following the Merger Consummation Date) and (b) all holders of Preferred Stock of Brunswick (or of shares of STI issued in exchange for such Preferred Stock pursuant to the Merger), and officers and directors of the Company enter into or are otherwise subject to similar agreements (except that if any such agreement provides for a shorter non-sale period, the non-sale period applicable to the Holders under this sentence shall be the shortest of such periods).

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of the 90-day period.

     Section 3.  Registration Expenses .
                 ---------------------

          (a) All expenses incident to the Company's performance of or compliance with its obligations under this Agreement (excluding underwriting discounts, selling commissions and brokerage fees) will be paid by the Company, regardless of whether Warrant Shares are sold pursuant to any Registration Statement, including, without limitation:

          (i)   all registration, filing and listing fees;

          (ii) fees and expenses of compliance with securities or blue sky laws to the extent the Company is obligated to act under Section 2(c)(viii)
                                                         ------------------
     (including, without limitation, the reasonable fees and disbursements of counsel for the underwriters, if any, or selling Holders in connection with blue sky and state securities qualifications of Warrant Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter(s), if any, or the Required Holders of the Warrant Shares covered by such Registration Statement may reasonably designate);

          (iii) printing (including, without limitation, expenses of printing or engraving certificates for the Warrant Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

          (iv) fees and disbursements of counsel for the Company and, subject to Section 3(b), counsel for the selling Holders of the Warrant Shares;
     ------------

          (v) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and, in connection with any underwritten offering, "cold comfort" letters required by or incident to such performance);

          (vi)    Securities Act liability insurance if the Company so desires;

          (vii) fees and expenses of other Persons (including special experts) retained by the Company; and

          (viii) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD.

The Company will, in any event, pay its internal expenses, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the qualification for trading of the securities to be registered in each inter-dealer quotation system in which securities of the same class are then traded, and rating agency fees.

          (b) In connection with each Registration Statement required hereunder, the Company will reimburse the Holders of Warrant Shares being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Required Holders of the Warrant Shares being sold; the expense of any additional counsel for the Holders shall be paid by the Holders.

          (c)     The term "Registration Expenses" shall mean the expenses
                            ---------------------
payable by the Company pursuant to the provisions of this Section 3.
                                                          ---------

          (d)     Notwithstanding the foregoing, if a registration request under
Section 2 is subsequently withdrawn at the request of the Holders of Warrant Shares requesting registration and if the requesting Holders elect not to have such registration counted as a registration requested under Section 2, the requesting Holders shall pay the expenses of such registration pro rata in accordance with the number of their Warrant Shares included in such registration.

     Section 4.  Conditions to Registration.
                 --------------------------

          Each Holder's right to have Warrant Shares included in any Registration Statement filed by the Company in accordance with the provisions of
Section 2 shall be subject to the following conditions:
- ---------

          (a) The Holders on whose behalf such Warrant Shares are to be included shall be required to furnish the Company in a timely manner with all information required by the applicable rules and regulations of the SEC concerning the proposed method of sale or other disposition of such securities, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith, and such other information as may be reasonably required by the Company properly to prepare and file such Registration Statement in accordance with applicable provisions of the Securities Act;

          (b) If any such Holder desires to sell and distribute Warrant Shares over a period of time, or from time to time, at then prevailing market prices, then any such Holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

         (c) In the case of any registration requested pursuant to the provisions of Section 2(a), the offering price for any Warrant Shares to be so
              ------------
registered shall be no less than for any shares of the same class then to be registered for sale for the account of the Company or other security holders and the offering price for shares of Class A Common Stock shall be no less than for Voting Common Stock, unless such Warrant Shares are to be offered from time to time based on the prevailing market price;

          (d) Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (xi) of Section 2(c), such
                                                        ------------
Holder will forthwith discontinue disposition of Warrant Shares until such Holder's receipt of the copies of the supplemented Prospectus contemplated by such paragraph, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Warrant Shares current at the time of receipt of such notice; and

          (e) In the case of any underwritten offering on behalf of the Holders of Warrant Shares, such Holders will enter into such agreements (including underwriting agreements and lock-up agreements) as the managing underwriter(s) shall reasonably request and as are customary in similar circumstances.

     Section 5.  Indemnification.
                 ---------------

          (a)     Indemnification by the Company.  In the event of the
                  ------------------------------
registration of any Warrant Shares under the Securities Act pursuant to the provisions hereof, the Company will indemnify and hold harmless each and every seller of Warrant Shares, its directors, officers, employees and agents, each underwriter, broker and dealer, if any, who participates in the offering or sale of such Shares, and each other Person, if any, who controls such seller or any such underwriter, broker or dealer within the meaning of either Section 15 of the Securities

Act or Section 20 of the Exchange Act (each such Person being hereinafter sometimes referred to as an "Indemnified Person" provided that for
                             ------------------
clauses (b), (c) and (d) of this Section 5 "Indemnified Person" shall include the Company, its directors, officers, employees and agents, and each other Person, if any who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement or Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be
                             --------  -------
liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person stated to be specifically for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such Warrant Shares by such seller.

          (b)     Indemnification by Holders of Warrant Shares.  In the
                  --------------------------------------------
event of the registration of any Warrant Shares under the Securities Act pursuant to the provisions hereof, each Holder on whose behalf such Warrant Shares shall have been registered will indemnify and hold harmless each and every Indemnified Person, against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement or Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by such Holder specifically stating that it is for use in preparation thereof, and will reimburse each such Indemnified Person for any legal and other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action;

provided, however, that the liability of each Holder hereunder shall be limited to the proceeds received by such Holder from the sale of Warrant Shares covered by such Registration Statement.

          (c)     Procedure.  Promptly after receipt by an Indemnified
                  ---------
Person of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Person will, if such Indemnified Person intends to make a claim in respect thereof against the party agreeing to indemnify such Indemnified Person pursuant to paragraphs (a) or (b) hereof (any such Party being hereinafter referred to as an "Indemnifying Person"), give
                                                -------------------
written notice to such Indemnifying Person of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any of its obligations pursuant to the provisions of this Section 5
                                                                      ---------
except to the extent that the Indemnifying Person is actually prejudiced by such failure to give notice. In case any such action is brought against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate in, and to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person, the Indemnifying Person shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. No Indemnifying Person will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.

          Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (a) the Indemnifying Person has agreed to pay such fees and expenses or (b) the Indemnifying Person shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Indemnifying Person and such Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person). The Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not unreasonably be withheld, delayed or conditioned, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment.

          (d)     Contribution.  If the indemnification provided for in
                  ------------
this Section 5 is unavailable to a party that would have been an Indemnified
     ---------
Person under this Section 5 in respect of any losses, claims, damages,
                  ---------
liabilities or expenses (or actions in respect thereof) referred to herein, then each party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Indemnifying Person or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 5(c), any legal or other fees or expenses reasonably incurred by such
- ------------
party in connection with the investigation or defense of any action or claim. The Company and each Holder of Warrant Shares agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro
                                               ---------                    ---
rata allocation or by any other method of allocation which does not take account
- ----
of the equitable considerations referred to in this Section 5.  Notwithstanding
                                                    ---------
the provisions of this Section 5(d), no Holder of Warrant Shares shall be
                       ------------
required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares sold by it exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Indemnification or, if appropriate, contribution, similar to that specified in the preceding provisions of this Section 5 (with appropriate
                                              ---------
modifications) shall be given by the Company and each seller of Warrant Shares with respect to any required registration or other qualification of such Shares under any federal or state law or Regulation or governmental authority other than the Securities Act.

          In the event of any underwritten offering of Warrant Shares under the Securities Act pursuant to the provisions of Section 2, the Company and each
                                             ---------
Holder on whose behalf such Warrant Shares shall have been registered agree to enter into an underwriting agreement, in standard form, with the underwriters, which underwriting agreement may contain additional provisions with respect to indemnification and contribution in lieu thereof.

     Section 6.  Exchange Act Registration; Rule 144 Reporting.
                 ---------------------------------------------

     The Company covenants and agrees that until such time as the Holders no longer hold any Warrant Shares it will:

          (a) if required by law, maintain an effective registration statement (containing such information and documents as the SEC shall specify) with respect to the Common Stock of the Company under Section 12(g) of the Exchange Act;

          (b) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act (even if the Company subsequently ceases to be subject to such reporting requirements);

          (c) use its best efforts to file with the SEC in a timely manner all reports and documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (d) furnish to any Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Shares to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company (beginning after the Company becomes subject to such reporting requirements), and (iii) such other reports and documents of the Company and other information in the possession of or reasonably attainable by the Company as such Holder may reasonably request in availing itself of any Rule or Regulation of the SEC allowing such Holder to sell any such Shares without registration.

          The Company represents and warrants that such registration statement or any information, document or report filed with the SEC in connection therewith or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) the Holders, their partners, officers, directors, employees and agents, each broker, dealer or underwriter (within the meaning of the Securities Act) acting for any Holder in connection with any offering or sale by such Holder of Warrant Shares or any Person controlling (within the meaning of either

Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder and any such broker, dealer or underwriter from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 5.
                                                             ---------

     Section 7.  Limitation on Registration Rights of Others .
                 -------------------------------------------

     The Company represents and warrants that, except as set forth on Exhibit E of the Warrant Agreement, it has not granted to any Person the right to request or require the Company to register any Shares issued by the Company. The Company covenants and agrees that, so long as any Holder holds any Warrant Shares in respect of which any registration rights provided for in Section 2
                                                                   ---------
remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) any registration rights of securities of the Company upon the demand of any Person without the prior written consent of the Required Holders; or (b) rights of registration in the nature or substantially in the nature of those set forth in
Section 2(a), unless in each such case such rights are expressly subject and
- ------------
subordinated to the rights of registration of the Holders pursuant to Section
                                                                      -------
2(a) and 2(b) hereof on terms reasonably satisfactory to the Required Holders,
- ----     ----
which shall include, without limitation, priority of registration over any Person exercising any such demand (whether upon exercise of rights of registration of the Holders pursuant to Section 2(a) or Section 2(b)).
                                        ------------    ------------

     Section 8.  Mergers, etc..
                 ------------

     In addition to any other restrictions on mergers, consolidations and reorganizations contained in the Warrant Agreement or in the articles of incorporation or organization, by-laws or agreements of the Company, the Company covenants and agrees that it shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation and in which the Holders shall not have had the option to receive cash for all their Warrant Shares, unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in a writing satisfactory in form, scope and substance to the Required Holders to assume the obligations of the Company under this Agreement, and for such purpose references hereunder to "Warrant Shares" shall be deemed to include the Shares which such Holders would be entitled to receive in exchange for Warrant Shares pursuant to any such merger, consolidation or reorganization.

     If, and as often as, there are any changes in the Warrant Shares by way of stock split, stock dividend, combination or classification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustments shall be made in the provisions hereof as may be required, so that the rights and privileges granted hereby shall continue with respect to the Warrant Shares as so changed.

     Upon consummation of the Merger, this Agreement and all obligations of Brunswick hereunder shall become the legal, valid and binding obligations of STI, enforceable against STI in accordance with their terms, as if STI had been the signatory hereto.

     Section 9.  Notices, etc.
                 ------------

     All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Purchaser, the Holders and the Company if addressed or delivered to them in accordance with Section 20 of the Warrant Agreement:

     Section 10.  Entire Agreement.
                  ----------------

     The parties hereto agree that this Agreement and the agreements specifically referred to in Section 33 of the Warrant Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

     Section 11.  Waivers and Further Agreements.
                  ------------------------------

     Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however,
                                                           --------  -------
that no such written waiver unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this Agreement.

     Section 12.  Amendments.
                  ----------

     This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought; provided, however, that any amendment requested or waiver sought from
           --------  -------
the Holders of any provision of this Agreement which affects the Holders generally, and any action required to be taken by the Holders as a group pursuant to this Agreement, shall be given or taken by the Required Holders, and any such waiver or action so given or taken shall be binding on all Holders. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

     Section 13.  Assignment; Successors and Assigns.
                  ----------------------------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, any Holders, from time to time of the Warrant Securities. Nothing herein shall be construed as requiring the Holders of Warrants to exercise their warrants for, or convert their Warrants into, Warrant Shares prior to exercising the rights conferred upon such Holders under this Agreement. Anything in this Agreement to the contrary notwithstanding, the term "Holders" as used in this Agreement shall be deemed to include the registered Holders from time to time of the Warrant Securities.

     Section 14.  Severability.
                  ------------

     If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because any provision conflicts with any constitution, statute, Rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, Rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     Section 15.  Counterparts.
                  ------------

     This Agreement may be executed in two or more counterparts (each of which need not be executed by each of the parties), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

     Section 16.  Section Headings.
                  ----------------

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 17.  Gender; Usage.
                  -------------

     Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     Section 18.  Governing Law.
                  -------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Section 19.  Termination.
                  -----------

     This Agreement shall terminate when all Warrants have expired unexercised in accordance with their terms or when all Warrant Shares have been purchased pursuant to Sections 19 of the Warrant Agreement. In addition, the rights of
            ------------
any Holder under Sections 2(a) and 2(b) of this Agreement shall terminate as to
                 -------------     ----
any Warrant Shares when such Warrant Shares have been effectively registered under the Securities Act and sold pursuant to a Registration Statement covering such Warrant Shares. The indemnification and contribution provisions of Sections 5 and 6 shall survive any termination of this Agreement.
- ----------     -

     Section 20.  Expenses.
                  --------

     The Company shall be obligated to pay to the Holders, on demand, all reasonable costs and expenses (including, without limitation, court costs and attorneys' fees and expenses and interest to the extent permitted by applicable law on overdue amounts) paid or incurred in collecting any sums due from, or enforcing any other obligations of, the Company.

     Section 21.  Specific Performance.
                  --------------------

     The Company recognizes that the rights of the Holders under this Agreement are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              BRUNSWICK BIOMEDICAL CORPORATION



                              By: /s/ James H. Miller
                                 ----------------------
                                 James H. Miller
                                 President



                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION



                              By: /s/ Darren Wells
                                 -------------------
                                 Darren Wells
                                 Managing Director

                                      -25-